UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Katz Appointment

On May 22, 2019 (the “Effective Date”), Richard D. Katz, M.D. was appointed by the Board of Directors (the “Board”) of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), as the Company’s Chief Financial Officer.  A copy of the press release announcing Dr. Katz’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Dr. Katz’s appointment, on the Effective Date, the Company and Dr. Katz entered into an executive employment agreement (the “Employment Agreement”) pursuant to which Dr. Katz is entitled to an annual base salary of $370,000 and is eligible to receive a discretionary annual cash bonus of up to 40% of his annualized base salary (the “Target Amount”). Dr. Katz’s base salary may be increased from time to time by the Board, and, notwithstanding anything to the contrary, may also be reduced if the Board determines such reduction is necessary and justified by the Company’s financial condition and implements an equal percentage reduction in the base salaries of all of the Company’s executive officers, provided that such reduction will not be greater than 10% of his base salary.  In accordance with the employment practices in North Carolina, Dr. Katz is employed by the Company on an at-will basis, meaning that either the Company or Dr. Katz may terminate his employment with the Company at any time without giving advance notice.

On the Effective Date, pursuant to his Employment Agreement, Dr. Katz was granted an incentive stock option entitling the purchase up to 155,000 shares (the “Option”) of common stock, $0.001 par value per share (“Common Stock”), with an exercise price per share equal to $10.29, the Fair Market Value (as defined under the Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan (the “Plan”)) of a share of Common Stock on the date of grant.  The Option (i) is subject to the terms of the Plan and the form of incentive stock option grant agreement, and (ii) vests as follows: 25% of the shares of Common Stock underlying the Option will become vested and exercisable on May 22, 2020 and the balance of Option shares will become vested and exercisable in equal monthly installments over the following 36 months.

In the event the Company terminates Dr. Katz’s employment at any time without “Cause” or Dr. Katz resigns from his employment with the Company for “Good Reason”, as such terms are defined in the Employment Agreement, then he will be entitled to receive, subject to his compliance with certain obligations: (a) salary continuation for nine months (the “Severance Period”); (b) any unpaid bonus for any full performance period completed prior to the termination date; and (c) payment of the employer portion of the premiums required to continue his group healthcare coverage under the applicable provisions of the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that he elects to continue and remains eligible for these benefits, until the earliest of (i) the close of the Severance Period, (ii) the expiration of his eligibility for the continuation coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In the event Dr. Katz’s employment with the Company is terminated for Cause or due to his death or “Disability” (as defined in the Employment Agreement) or Dr. Katz resigns from his employment with the Company for any reason other than a resignation for Good Reason, he will not receive any severance compensation or benefits.

In the event the Company, or any surviving or acquiring corporation, terminates Dr. Katz’s employment without Cause or he resigns for Good Reason within 12 months following the effective date of a “Change in Control” (as defined in the Plan), then Dr. Katz will be eligible to receive, subject to his compliance with certain obligations, the same severance benefits on the same conditions as if he had been terminated by the Company without “Cause”;

provided, however, that (a) the Severance Period shall be increased to 12 months, (b) Dr. Katz will receive a bonus paid at the Target Amount, and (c) in the event that Dr. Katz’s outstanding equity as of the closing of the Change in Control is assumed or continued (in accordance with its terms) by the surviving entity in a Change in Control, then 100% of the unvested portion of such equity shall become vested.

Dr. Katz, age 55, served as Vice President and Chief Financial Officer of Argos Therapeutics, Inc. (Nasdaq: ARGS), an immunotherapy development company, from July 2016 until November 2018, and served as a consultant to Argos Therapeutics from November 2018 until May 2019. Prior to joining Argos Therapeutics, Dr. Katz served as Chief Financial Officer for Viamet Pharmaceuticals, Inc., a biopharmaceutical company, from February 2012 to May 2016. Dr. Katz also served as Chief Financial Officer at Icagen, Inc. (Nasdaq: ICGN), a biopharmaceutical company, from April 2001 to November 2011, where he was instrumental in the company’s initial public offering and subsequent financings, the formation of several strategic collaborations, and the company’s sale to Pfizer. Prior to Icagen, Dr. Katz served as a Vice President in the healthcare group of the investment banking division of Goldman, Sachs & Company, where he executed a broad range of transactions, including equity and debt financings, mergers and acquisitions, and corporate restructurings. Dr. Katz received a Bachelor of Arts degree from Harvard University, a medical degree from the Stanford University School of Medicine and an MBA from Harvard Business School. There are no family relationships between Dr. Katz and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Katz was not appointed pursuant to any arrangement or understanding between Dr. Katz and any other person.

Albury Transition

Pursuant to that certain First Amendment to the Amended and Restated Executive Employment Agreement, effective March 8, 2019, by and between the Company and Timothy Albury (the “Albury Amendment”), effective on the Effective Date, Mr. Albury, the Company’s Interim Chief Financial Officer, will transition to the role of Senior Vice President, Chief Accounting Officer of the Company, a position Mr. Albury held from January 2018 through February 2019.  Additionally, on May 22, 2019, the Board approved (i) the payment to Mr. Albury, within thirty days after the Release Effective Date (as defined in the Albury Amendment) of the $100,000 bonus described in the Albury Amendment as consideration for Mr. Albury’s good standing with the Company and satisfactory performance of the role of Interim Chief Financial Officer and (ii) the full acceleration of the remaining unvested shares of Common Stock underlying Mr. Albury’s Option (as defined in the Albury Amendment) as of the Effective Date.

The description of the terms of the Employment Agreement are qualified in their entirety by the full text of the Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of May 22, 2019, by and between Liquidia Technologies, Inc. and Dr. Richard Katz.

99.1	Press Release of the Company, dated May 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2019	Liquidia Technologies, Inc.

	By:	/s/ Neal Fowler
Name: Neal Fowler
Title: Chief Executive Officer